UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 26, 2026

MOZAYYX Acquisition Corp.

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	001-43163	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Congress Ave, Suite 1200
Austin, TX	78701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 766-6712

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-quarter of one redeemable warrant	MZYX.U	The New York Stock Exchange
Class A ordinary shares, par value $0.0001 per share	MZYX	The New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	MZYX.WS	The New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 26, 2026, the Board of Directors (the “Board”) of MOZAYYX Acquisition Corp. (the “Company”) appointed Emma Rose Bienvenu to serve as an independent director of the Company, effective immediately.

Emma Rose Bienvenu, age 32, is the Chief Operating Officer of Evertas, a company that provides insurance to artificial intelligence and crypto mining datacenters, and to major digital asset custodians. From January 2021 to June 2023, Ms. Bienvenu served in leadership roles at Pantera Capital, a blockchain-focused investment firm, initially as Chief of Staff to the co-Chief Investment Officer before being promoted to Chief of Staff firm-wide, where she worked closely with executive leadership on firm strategy and team development. Ms. Bienvenu is a New York state-barred attorney and has experience in law and institutional investing, having previously worked as an associate at Linklaters LLP in London and held positions at CDPQ and the Public Sector Pension Investment Board (PSP Investments), both institutional investors based in Canada. Ms. Bienvenu has also worked in the U.S. House of Representatives in Washington, D.C., in the Office of the Chief Executive Officer at Accenture, and at Pacific Century Group in Hong Kong. Ms. Bienvenu received her J.D. and B.C.L. from McGill University, and holds a joint Master’s degree in Economics and Finance from the Wharton School of the University of Pennsylvania and Sciences Po (Paris). Ms. Bienvenu also received an L.L.M. in Corporate and Finance Law from the University of Pennsylvania Carey Law School. Ms. Bienvenu is well-qualified to serve as a member of the Board due to her experience in law, finance, and institutional investing.

As of the date of this report, no committee assignments have been determined for Ms. Bienvenu; any such assignments, if made, will be disclosed by amendment if required.

There are no arrangements or understandings between Ms. Bienvenu and any other person pursuant to which she was elected as a director of the Company, and there are no family relationships between Ms. Bienvenu and any of the Company’s other directors or executive officers.

Consistent with disclosures in the Company’s Registration Statement on Form S-1 (File No. 333-293134), Ms. Bienvenu will not receive cash compensation for her service as a director prior to the Company’s initial business combination; instead, she will receive an indirect interest in 25,000 founder shares through membership interests in the Company’s sponsor, Mozayyx Acquisition Sponsor LLC (the “Sponsor”). No additional compensatory arrangements for Ms. Bienvenu have been determined as of the date of this report.

In connection with Ms. Bienvenu’s appointment, she will enter into (i) an indemnification agreement and (ii) a joinder to the letter agreement dated as of February 24, 2026, entered into by the Company with its directors (and the other parties thereto) in connection with the Company’s initial public offering. Each of the director indemnification agreement and letter agreement was described in, and the forms of which were filed as exhibits to, the Company’s Current Report on Form 8-K relating to the Company’s initial public offering (File No. 001-43163).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOZAYYX Acquisition Corp.

Date: June 1, 2026	By:	/s/ Benjamin Zucker
		Name:	Benjamin Zucker
		Title:	Chief Executive Officer and Chief Financial Officer

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